UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

Commission File Number 000-54530

GBT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Gopher Protocol Inc.

(Former name of registrant as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

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Item 3.03 - Material Modification to Rights of Security Holders.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of GBT Technologies Inc. (f/k/a Gopher Protocol Inc.) (the “Company”) approved, on July 10, 2019, a reverse stock split of all of the Company’s Common Stock, pursuant to which every 100 shares of Common Stock of the Company shall be reverse split, reconstituted and converted into one (1) share of Common Stock of the Company (the “Reverse Stock Split”).

To effectuate the Reverse Stock Split, the Company filed on July 10, 2019 a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 (the “Certificate of Change”) with the Secretary of State of the State of Nevada, with a specified effective filing date of August 5, 2019, as corrected, subject to FINRA approval.

The Reverse Stock Split will not alter any existing shareholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split results in any of the Company’s existing shareholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of its common stock. Under Nevada law, because the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Sections 78.207 and 78.209, no stockholder approval was required.

In addition, also effective August 5, 2019, as corrected, the Company changed its name to “GBT Technologies Inc.” The name change will be made pursuant to Nevada Revised Statutes (NRS) Chapter 92A by merging a wholly-owned subsidiary of the Company with and into the Company. The Company will be the surviving corporation and, in connection with the merger, the Company will amend Article One of the Articles of Incorporation of the Company to change its corporate name. To effectuate the merger, the Company filed Articles of Merger with the Secretary of State of the State of Nevada on July 10, 2019, with an effective date of August 5, 2019, as corrected, subject to FINRA approval, which will include changing the Company’s symbol.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Reverse Stock Split will be implemented by FINRA on August 5, 2019. The Company’s symbol on the OTC Pink will be GOPHD for 20 business days from August 5, 2019 (the “Notification Period”). As a result of the above transactions, the Company’s symbol will be changed to "GTCH" following the Notification Period and the CUSIP is now 361548100.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Change dated July 10, 2019 (1)
3.2	Articles of Merger by and between Gopher Protocol Inc. and GBT Technologies Inc. dated July 10, 2019 (1)
3.3	Certificate of Correction to the Certificate of Change
3.4	Certificate of Correction to the Articles of Merger by and between Gopher Protocol Inc. and GBT Technologies Inc. dated July 10, 2019

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 15, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

		By:	/s/ Douglas Davis
		Name:	Douglas Davis
		Title:	Chief Executive Officer

Date:	August 5, 2019
Santa Monica, California

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